Exhibit 10.2

AGREED FORM

CONFIDENTIAL

THE FIFTEENTH AMENDMENT TO THE JOINT VENTURE CONTRACT OF YANFENG ADIENT SEATING CO., LTD.

This Fifteenth Amendment to the Joint Venture Contract (this “Amendment”) of Yanfeng Adient Seating Co., Ltd. (formerly known as “Shanghai Yanfeng Johnson Controls Seating Co., Ltd.”) (the “Company”) is entered into by and between the following Parties on the date of January 31, 2020:

Yanfeng Automotive Trim Systems Co., Ltd., a company duly incorporated under the laws of the People’s Republic of China (the “PRC”) with its legal address at No. 399, Liuzhou Road, Xuhui District, Shanghai, the PRC (“Party A”); and

Adient Asia Holdings Co., Limited (formerly known as “Johnson Controls Asia Holdings Co., Limited”), a company duly incorporated under the laws of Hong Kong with its legal address at 11/F, Wheelock House, 20 Pedder Street, Central, Hong Kong (“Party B”).

Party A and Party B are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

PRELIMINARY STATEMENT

(1)

Party A and Johnson Controls International, Inc. (“JCI”) executed the Joint Venture Contract of the Company on October 22, 1997. JCI subsequently transferred all of its ownership interest in the Company to Party B on July 26th, 2007. The above Joint Venture Contract was amended respectively on April 1, 1998, September 1, 2000, April 10, 2002, January 16, 2003, October 13, 2004, June 15, 2005, July 26, 2007, October 21, 2008, August 31, 2011, May 28, 2012, March 3, 2014, December 9, 2016, March 31, 2017 and, July 1, 2019 (the Joint Venture Contract and all its amendments are collectively referred to as the “JVC”).

(2)

Adient plc (ultimate parent of Party B), Party A, Adient Yanfeng Seating Mechanisms Co., Ltd. (“AYM”), Yanfeng Global Automotive Interior Systems Co., Ltd. (“YFAI”) and the Company have entered into that certain Master Agreement (the “Master Agreement”), dated as of January 31, 2020, pursuant to which, among other things, the Parties have agreed to enter into an amendment to the JVC to extend the term of the Company.

(3)	The Parties have agreed to extend the term of the Company to December 31, 2038.

NOW, THEREFORE, Party A and Party B amend the relevant provisions of the JVC as follows:

ARTICLE 1 OPERATIVE PROVISIONS

1.1	The following provision of Article 19.1 of the JVC shall be revised and restated in its entirety:

“The duration of the Company (the “Company Term”) shall be twenty-five (25) years starting from the date on which the business license of the Company is issued by the SAIC.”

Which shall be amended and restated to provide the following:

“The duration of the Company (the “Company Term”) shall be from the date on which the business license of the Company was first issued by the Shanghai Administration of Industry and Commerce until December 31, 2038.”

ARTICLE 2 EFFECTIVENESS

Notwithstanding anything herein to the contrary, this Amendment shall not become effective unless and until the terms and conditions set forth in Article 3 of the Master Agreement with respect to the effectiveness of this Amendment shall have been satisfied.

ARTICLE 3 MISCELLANEOUS

3.1	This Amendment is signed in Chinese and English, each in seven (7) copies. The versions of both languages shall have equal legal effect.

3.2	This Amendment shall be an integral part of the JVC.

3.3	In case of discrepancies between the provisions of this Amendment and those of the JVC, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Amendment respectively as of the date first stated above.

[The following is intentionally left blank. The Signatures are on the next page.]

Yanfeng Automotive Trim Systems, Co., Ltd.

By:	/s/ Jianxu Jia
Name:	Jianxu Jia
Title:	Authorized Representative

Adient Asia Holdings Co., Limited

By:	/s/ Kwok Wing Wong
Name:	Kwok Wing Wong
Title:	Authorized Representative